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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-109734, 333-103660, 333-108023, 333-64943,
333-32186, 333-75862) and Form S-8 (File Nos. 333-49522, 333-32178, 333-65385,
333-65383, 333-25707, 333-54140, 333-60168, 333-60152, 333-99739, 333-101908,
333-106388) of Cubist Pharmaceuticals, Inc. of our report dated March 11, 2004 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2004